UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) August 1, 2005


                            VIDEO DISPLAY CORPORATION
             (Exact name of registrant as specified in its charter)


          Georgia                        0-13394                 58-1217564
(State or other jurisdiction           (Commission             (IRS Employer
      Of incorporation                File Number )           Identification)


                 1868 Tucker Industrial Drive., Tucker, GA 30084
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (770) 938-2080


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ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On August 1, 2005, Video Display Corporation, a Georgia corporation (the "Company"), appointed Tauber & Balser P.C. as the Company's independent registered public accounting firm commencing August 1, 2005.

During the Company's two most recent fiscal years and through the date hereof, the Company did not consult Tauber & Balser P.C. with respect to (i) the application of accounting principles to any transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that Tauber & Balser P.C. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release issued by the Company on August 1, 2005 announcing the appointment.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

c)   Exhibits

     Exhibit No.                    Document Description
     -----------                    --------------------
        99.1                        Press Release dated August 1, 2005


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           VIDEO DISPLAY CORPORATION
                                                 (Registrant)

Date:  August 1, 2005                      By: /s/ Gregory A. Kittle
                                               ---------------------
                                                Gregory A. Kittle
                                                Chief Financial Officer